                                                                      EXHIBIT 11
                           DAMARK INTERNATIONAL, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                         QUARTER ENDED                   THREE QUARTERS ENDED
                                                                ------------------------------      ------------------------------
                                                                SEPTEMBER 28,    SEPTEMBER 30,      SEPTEMBER  28,   SEPTEMBER 30,
                                                                    1996             1995                1996              1995
                                                                ------------     ------------        ------------    ------------

PRIMARY EARNINGS PER SHARE
--------------------------
Net income (loss) applicable to common stock . . . . . . . . . . $    1,585        $      168        $    2,916         $  (3,710)
                                                                 ----------        ----------        ----------         ----------
                                                                 ----------        ----------        ----------         ----------
Weighted average number of common and common
   equivalent shares outstanding:
   Weighted average common shares outstanding. . . . . . . . . .      8,406             8,971             8,522             9,134
   Dilutive effect of stock options after application of
     treasury stock method . . . . . . . . . . . . . . . . . . .        475               157               292                --
                                                                 ----------        ----------        ----------         ---------
                                                                      8,881             9,128             8,814             9,134
                                                                 ----------        ----------        ----------         ---------
                                                                 ----------        ----------        ----------         ---------


Net income (loss) per share applicable to common stock . . . . . $      .18        $      .02        $      .33         $    (.41)
                                                                 ----------        ----------        ----------         ----------
                                                                 ----------        ----------        ----------         ----------


FULLY DILUTED EARNINGS PER SHARE
--------------------------------
Net income (loss) applicable to common stock . . . . . . . . . . $    1,585        $      168        $    2,916         $  (3,710)
                                                                 ----------        ----------        ----------         ----------
                                                                 ----------        ----------        ----------         ----------
Weighted average number of common and common
   equivalent shares outstanding:
   Weighted average common shares outstanding. . . . . . . . . .      8,406             8,971             8,522             9,134
   Dilutive effect of stock options after application of
     treasury stock method . . . . . . . . . . . . . . . . . . .        475               176               315                --
                                                                 ----------        ----------        ----------         ---------
                                                                      8,881             9,147             8,837             9,134
                                                                 ----------        ----------        ----------         ---------
                                                                 ----------        ----------        ----------         ---------


Net income (loss) per share applicable to common stock . . . . . $      .18        $      .02        $      .33         $    (.41)
                                                                 ----------        ----------        ----------         ----------
                                                                 ----------        ----------        ----------         ----------

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